EXHIBIT 99.1

American River Bankshares Reports Third Quarter 2010 Financial Results

Sacramento, CA, October 21, 2010 – American River Bankshares (NASDAQ-GS: AMRB) today reported net income of $39,000 or fully diluted earnings per share of break-even ($0.00) for the third quarter of 2010, compared to net income of $827,000 or $0.14 per diluted share for the third quarter of 2009. For the nine months ended September 30, 2010, net income was $399,000 or $0.04 per diluted share, compared to $1,406,000 or $0.24 per diluted share for the nine months ended September 30, 2009.

“The American River Bankshares team continues to do the hard work necessary to move our Company forward,” said David Taber, President and CEO of American River Bankshares. “Our priorities are to improve our asset quality and expand our market share. Both of these priorities are being tirelessly focused upon by a very strong team of banking professionals”.

Net Interest Margin

The Company’s net interest margin was 4.41% for the third quarter of 2010, compared to 4.91% for the third quarter of 2009. For the nine months ended September 30, 2010, the net interest margin was 4.55%, compared to 4.96% for the nine months ended September 30, 2009.

Net interest income for the third quarter of 2010 decreased $422,000 (7.12%) to $5,506,000 from $5,928,000 for the third quarter of 2009. For the nine months ended September 30, 2010, net interest income decreased $1,425,000 (7.79%) to $16,860,000 from $18,285,000 for the nine months ended September 30, 2009. Interest income for the third quarter of 2010 decreased $819,000 (11.43%) to $6,344,000 from $7,163,000 for the third quarter of 2009. For nine months ended September 30, 2010, interest income decreased $2,704,000 (12.16%) to $19,531,000 from $22,235,000 for the nine months ended September 30, 2009. Interest expense for the third quarter of 2010 decreased $397,000 (32.15%) to $838,000 from $1,235,000 for the third quarter of 2009. For the nine months ended September 30, 2010, interest expense decreased $1,279,000 (32.38%) to $2,671,000 from $3,950,000 for the nine months ended September 30, 2009.

The average yield on earning assets declined from 5.92% in the third quarter of 2009 to 5.08% for the third quarter of 2010 and declined from 6.01% for the nine months ended September 30, 2009 to 5.27% for the nine months ended September 30, 2010. Much of the decline in yields can be attributed to the overall lower interest rate environment, forgone interest on nonaccrual loans, and lower average loans replaced with higher average investment securities. During the third quarter of 2010, foregone interest income on nonaccrual loans was approximately $528,000, compared to foregone interest of $373,000 during the third quarter of 2009. The foregone interest of $528,000 had a 42 basis point negative impact on the yield on earning assets.

The average balance of earning assets increased 3.12% from $484,680,000 in the third quarter of 2009 to $499,787,000 in the third quarter of 2010 and increased .04% from $499,759,000 for the nine months ended September 30, 2009 to $499,966,000 for the nine months ended September 30, 2010. The increase in average earning assets in a comparison of quarter-to-quarter activity as well as the slight increase for year to date 2010 over 2009 was related to a decrease in loan balances offset by a larger increase in investment securities. As loan balances decreased, the proceeds were used to purchase lower yielding investment securities. The resultant change in the mix of the assets was the cause of the decrease in the net interest margin mentioned above.

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When compared to the third quarter of 2009, average loan balances were down $43,399,000 (10.86%) to $356,340,000 for the third quarter of 2010 and when compared to the first nine months of 2009, average loan balances were down $42,824,000 (10.46%) to $366,601,000 for the nine months ended September 30, 2010. Although the Company has continued to produce loans in 2010 the production of loans has been less than loan payoffs. Average investment securities were up $59,076,000 (70.02%) to $143,447,000 for the third quarter of 2010 and up $45,189,000 (51.25%) to $133,365,000 for the nine months ended September 30, 2010.

The Company experienced an increase in average deposits of $10,779,000 (2.36%) from $456,963,000 during the third quarter of 2009 to $467,742,000 during the third quarter of 2010 and increased $23,601,000 (5.31%) from $444,090,000 for the nine months ended September 30, 2009 to $467,691,000 for the nine months ended September 30, 2010. The increase in deposit balances has enabled the Company to reduce the amount of borrowings as well as purchase investments. Average borrowings dropped from $55,646,000 for the nine months ended September 30, 2009 to $21,623,000 for the nine months ended September 30, 2010.

Overall, the yield on loans during the third quarter of 2010 was 6.08% compared to 6.25% for the third quarter of 2009. The yield on loans was 6.16% for the nine months ended September 30, 2010 compared to 6.33% for the nine months ended September 30, 2009. The decline in yield on loans is reflective of the declining rate environment and the higher amount of foregone interest. The interest foregone for the nine month period ending September 30, 2010 was $1,240,000 with an impact on the margin of 33 BPs compared to $904,000 for the nine month period ending September 30, 2009.

The average cost of funds decreased 39 basis points from 1.31% in the third quarter of 2009 to 0.92% for the third quarter of 2010 and decreased 41 basis points from 1.38% for the nine months ended September 30, 2009 to .97% for the nine months ended September 30, 2010. The average balance of interest bearing liabilities decreased $12,673,000 (3.38%) from $374,912,000 in the third quarter of 2009 to $362,239,000 in the third quarter of 2010 and decreased $16,384,000 (4.27%) from $383,967,000 for the nine months ended September 30, 2009 to $367,583,000 for the nine months ended September 30, 2010. This change in the deposit mix contributed to the decrease in the cost of funds. Specifically, in comparing the third quarter of 2010 to the third quarter of 2009, noninterest bearing deposits increased $11,603,000 (9.99%) while time deposits decreased $20,544,000 (14.80%). For the nine months ended September 30, 2010 compared to the nine months ended September 30, 2009, noninterest bearing deposits increased $9,708,000 (8.48%) while time deposits decreased $13,744,000 (10.0%).

Loan Growth and Asset Quality

Net loans outstanding as of September 30, 2010 decreased $42,320,000 (10.93%) to $344,996,000 from $387,316,000 as of September 30, 2009 and decreased $31,326,000 (8.32%) from December 31, 2009. Real estate loans outstanding decreased $22,156,000 (7.64%) to $267,700,000 as of September 30, 2010 from $289,856,000 as of September 30, 2009 and decreased $18,865,000 (6.58%) from December 31, 2009. Commercial loans decreased $18,154,000 (22.88%) to $61,178,000 as of September 30, 2010 from $79,332,000 as of September 30, 2009 and decreased $11,443,000 (15.76%) from December 31, 2009. Loan payoffs have outpaced the originations of new loans.

The loan portfolio at September 30, 2010 included: real estate loans of $267,700,000 (76% of the portfolio), commercial loans of $61,178,000 (17% of the portfolio) and other loans, which consist mainly of leases and consumer loans of $ 23,993,000 (7% of the portfolio). The real estate loan portfolio at September 30, 2010 includes: owner-occupied commercial real estate loans of $118,839,000 (45% of the real estate portfolio), investor commercial real estate of $97,381,000 (36% of the real estate portfolio), construction and land development of $16,903,000 (6% of the real estate portfolio) and other, which consists of residential and multi-family real estate of $34,577,000 (13% of the real estate portfolio).

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At September 30, 2010, the allowance for loan and lease losses was $7,447,000 (2.11% of total loans and leases) compared with $7,441,000 (2.06% of total loans and leases) at June 30, 2010, $7,572,000 (1.92% of total loans and leases) at September 30, 2009 and $7,909,000 (2.06% of total loans and leases) at December 31, 2009. The provision for loan and lease losses was $2,025,000 for the third quarter of 2010 compared to $1,001,000 for the third quarter of 2009. For the nine months ended September 30, 2010, the provision was $5,677,000 compared to $6,030,000 for the nine months ended September 30, 2009. Net chargeoffs for the third quarter of 2010 were $2,019,000 compared to $1,187,000 for the third quarter of 2009. For the nine months ended September 30, 2010, net chargeoffs were $6,139,000 compared to $4,376,000 for the nine months ended September 30, 2009.

Non-performing loans and leases as of September 30, 2010 were $24,902,000 or 7.07% of total loans and leases compared to $19,259,000 or 5.34% at June 30, 2010, $20,964,000 or 5.46% at December 31, 2009 and $18,023,000 or 4.56% one year ago. Loans and leases past due 30 to 89 days were $4,713,000 at September 30, 2010 compared to $3,241,000 at June 30, 2010, $5,971,000 at December 31, 2009 and $11,084,000 at September 30, 2009.

Non-performing assets were $27,969,000 at September 30, 2010, up $6,462,000 when compared to $21,507,000 at September 30, 2009 and up $4,497,000 when compared to $23,472,000 at December 31, 2009. Non-performing assets to total assets as of September 30, 2010 were 4.81% compared to 3.80% one year ago and 3.95% as of December 31, 2009. Non-performing assets consist of the following as of September 30, 2010, December 31, 2009 and September 30, 2009:

Non-performing Assets	September 30, 2010	December 31, 2009	September 30, 2009

Non-performing loans that are current to terms* (9 loans or leases at September 30, 2010, 12 loans or leases at December 31, 2009 and 5 loans or leases at September 30, 2009)	$4,504,000	$2,133,000	$2,413,000

Non-performing loans that are past due (46 loans or leases at September 30, 2010, 40 loans or leases at December 31, 2009 and 29 loans or leases at September 30, 2009)	20,398,000	18,831,000	15,610,000

Other real estate owned (net) (13 properties at September 30, 2010 and December 31, 2009 and 15 properties at September 30, 2009)	3,067,000	2,508,000	3,484,000

	$27,969,000	$23,472,000	$21,507,000

*loans that are current (less than 30 days past due) pursuant to original or modified terms

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The Company evaluates these non-performing loans for impairment and assigns specific reserves when necessary. At September 30, 2010, specific reserves of $252,000 were held on the non-performing loans, compared to $1,421,000 on December 31, 2009. In addition, there were 19 loans and leases totaling $9,154,000 that are included in the $24,902,000 of non-performing loans and leases, that have been modified and considered troubled debt restructures. There were 13 non-performing loans or leases totaling $3,133,000, which are reported as troubled debt restructures as of December 31, 2009. All of the loans and leases considered troubled debt restructures are considered impaired and have been evaluated according to the Company’s best practices, which follows the guidance established by Generally Accepted Accounting Principles and Regulatory requirements.

Other Real Estate Owned

At September 30, 2010, the Company had 13 other real estate owned (“OREO”) properties totaling $3,067,000. This compares to 17 properties totaling a net $3,219,000 at June 30, 2010, 15 properties totaling a net $3,484,000 at September 30, 2009 and 13 totaling $2,508,000 at December 31, 2009. During the third quarter of 2010, the Company sold 7 properties for a net gain of $4,000 and added three properties with adjusted loan balances totaling $730,000. The Company periodically obtains property valuations to determine whether the recorded book value is considered fair value. The Company considers fair value to be fair market value less the expected cost of sale . During the third quarter of 2010, this valuation process resulted in the Company reducing the book value of two properties by $120,000.

Deposits and Borrowed Funds

Total deposits as of September 30, 2010 increased $4,882,000 (1.05%) to $469,799,000 from $464,917,000 as of September 30, 2009, and increased $44,000 (.01%) from $469,755,000 as of December 31, 2009. Core deposits as of September 30, 2010 increased $29,467,000 (9.08%) to $354,000,000 from $324,533,000 as of September 30, 2009 and increased $17,670,000 (5.25%) from $336,330,000 as of December 31, 2009. The Company considers all non time deposits as core deposits.

Noninterest-bearing deposits increased $10,357,000 (8.75%) to $128,775,000 as of September 30, 2010 from $118,418,000 as of September 30, 2009 and increased $10,447,000 (8.83%) from $118,328,000 as of December 31, 2009. Interest-bearing deposits decreased $5,475,000 (1.58%) to $341,024,000 as of September 30, 2010 from $346,499,000 as of September 30, 2009 decreased $10,403,000 (2.96%) from $351,427,000 as of December 31, 2009. Other borrowings, which include both short- and long-term borrowings, decreased $17,000,000 (50.00%) to $17,000,000 as of September 30, 2010 from $34,000,000 as of September 30, 2009 and decreased $14,500,000 (46.03%) from $31,500,000 at December 31, 2009. The decrease in borrowings was due to a decision by the Company to effectively utilize its increases in deposits to pay down borrowings.

Noninterest Income and Expense

Noninterest income for the third quarter of 2010 decreased $156,000 (26.13%) to $441,000 from $597,000 for the third quarter of 2009 and for the nine months ended September 30, 2009, decreased $394,000 (22.44%) to $1,362,000 from $1,756,000 for the nine months ended September 30, 2009. Much of this decrease relates to sales of investment securities. For the third quarter of 2010, the Company recorded a gain on sale of $1,000 compared to a gain on sale of $93,000 for the third quarter of 2009. For the nine months ended September 30, 2010, sales of investment securities resulted in a net loss of $4,000 compared to a gain of $252,000 in the first nine months of 2009. In addition, during the first nine months ended September 30, 2010, the Company experienced a decline in service charge income of $96,000 or 12.57% due to a decrease in insufficient funds fee income.

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Noninterest expense for the third quarter of 2010 decreased $296,000 (6.94%) to $3,972,000 from $4,268,000 for the third quarter of 2009 and for the nine months ended September 30, 2010, increased $104,000 (.86%) to $12,212,000 from $12,108,000 for the nine months ended September 30, 2009. Much of the fluctuation in noninterest expense reflects costs associated with the Company’s OREO, legal fees, and increased costs of FDIC insurance. In the third quarter of 2010, OREO related expense decreased $621,000 from the third quarter of 2009. This decrease was partially offset by an increase in FDIC insurance of $217,000 from the third quarter of 2009. For the nine months ended September 30, 2010, the total OREO-related expense was $743,000 compared to $1,318,000 for the same period in 2009, a decrease of $575,000 or 43.63%. This decrease was offset by legal fees, associated with loan collections, which increased by $206,000 from $125,000 for the nine months ended September 30, 2009 to $331,000 in expense for the nine months ended September 30, 2010, and FDIC insurance which was $1,061,000 for the nine months ended September 30, 2010 up $486,000 (84.50%) from $575,000 for the nine months ended September 30, 2009.

The fully taxable equivalent efficiency ratio for the third quarter of 2010 increased to 65.19% from 63.71% for the third quarter of 2009 and for the nine months ended September 30, 2010 increased to 65.44% from 58.72% for the nine months ended September 30, 2009.

Income Taxes

The Company recorded an income tax benefit for the quarter ended September 30, 2010 of $89,000, compared to a provision of $429,000 for September 30, 2009. For the nine months ended September 30, 2010, the benefit for income taxes was $66,000, compared to a provision of $497,000 for the nine months ended September 30, 2009. The tax benefit in 2010 results from the Company realizing the benefits of tax free income related to such items as municipal bonds and bank owned life insurance against an overall lower amount of taxable income.

Capital

Total shareholders’ equity at September 30, 2010 was $89,994,000, up $2,649,000 (3.03%) from $87,345,000 at December 31, 2009. The increase was primarily driven by the unrealized gain booked from the Company’s available-for-sale securities. The Company’s subsidiary, American River Bank, exceeds all regulatory requirements including being above the well-capitalized regulatory guidelines. At September 30, 2010, American River Bank’s Leverage ratio was 11.81%, the Tier 1 Risk Based ratio was 17.78% and the Total Risk Based Capital ratio was 19.04%. At September 30, 2009, American River Bank’s Leverage ratio was 8.55%, Tier 1 Risk Based ratio was 11.15% and the Total Risk Based Capital ratio was 12.41%.

At September 30, 2010, American River Bankshares’ Leverage ratio was 12.60%, the Tier 1 Risk Based ratio was 18.95% and the Total Risk Based Capital ratio was 20.21%. At September 30, 2009, American River Bankshares’ leverage ratio was 8.49%, the Tier 1 Risk Based ratio was 11.06% and the Total Risk Based Capital ratio was 12.31%.

Performance Metrics

Performance measures for the third quarter of 2010 (annualized): the Return on Average Assets (ROAA) was 0.03%, Return on Average Equity (ROAE) was 0.17% and Return on Average Tangible Equity (ROATE) was 0.21% compared to the ROAA of .59%, ROAE of 5.22% and ROATE of 7.17%, during the third quarter of 2009. For the nine months ended September 30, 2010, the Company had a ROAA of 0.09%, ROAE of 0.60% and ROATE of .74% compared to a ROAA of 0.33%, ROAE of 2.96% and ROATE of 4.05% for the nine months ended September 30, 2009.

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Earnings Conference Call

The third quarter earnings conference call will be held Thursday, October 21, 2010 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). David T. Taber, President and CEO, and Mitchell A. Derenzo, Executive Vice President and Chief Financial Officer, both of American River Bankshares, will lead a live forty-five minute presentation and answer questions. Shareholders, analysts and other interested parties are invited to join the call by dialing (800) 679-2939. No conference ID number required. A recording of the call will be available twenty-four hours after the call’s completion on http://amrb.podbean.com.

About American River Bankshares

American River Bankshares [NASDAQ – GS: AMRB] is the parent company of American River Bank (“ARB”), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of “ARB”] in Sonoma County and Bank of Amador [a division of “ARB”] in Amador County. For more information, please call 916-851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; or www.bankofamador.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company’s businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in subsequent reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

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American River Bankshares
Condensed Consolidated Balance Sheet (Unaudited)

(Dollars in thousands)

	September 30,	December 31,	September 30,
	2010	2009	2009
ASSETS
Cash and due from banks	$51,458	$58,493	$54,304
Federal funds sold	—	—	—
Interest-bearing deposits in banks	—	—	—
Investment securities	142,642	112,935	84,270
Loans & leases:
Real estate	267,700	286,565	289,856
Commercial	61,178	72,621	79,332
Lease financing	2,986	3,920	4,161
Other	21,007	21,725	22,181
Deferred loan and lease origination fees, net	(428)	(600)	(642)
Allowance for loan and lease losses	(7,447)	(7,909)	(7,572)
Loans and leases, net	344,996	376,322	387,316
Bank premises and equipment	1,991	2,094	2,168
Goodwill and intangible assets	16,782	16,965	17,029
Other real estate owned, net	3,067	2,508	3,484
Accrued interest receivable and other assets	20,000	25,101	17,566
	$580,936	$594,418	$566,137

LIABILITIES & SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$128,775	$118,328	$118,418
Interest checking	46,895	50,154	45,084
Money market	134,930	131,614	126,627
Savings	43,400	36,234	34,404
Time deposits	115,799	133,425	140,384
Total deposits	469,799	469,755	464,917
Short-term borrowings	7,000	14,500	17,000
Long-term borrowings	10,000	17,000	17,000
Accrued interest and other liabilities	4,143	5,818	3,334
Total liabilities	490,942	507,073	502,251
Total shareholders’ equity	89,994	87,345	63,886
	$580,936	$594,418	$566,137

Ratios:
Nonperforming loans and leases to total loans and leases	7.07%	5.46%	4.56%
Net chargeoffs to average loans and leases (YTD)	2.24%	1.62%	1.43%
Allowance for loan and lease loss to total loans and leases	2.11%	2.06%	1.92%

American River Bank Capital Ratios:
Leverage Ratio	11.81%	11.65%	8.55%
Tier 1 Risk-Based Capital Ratio	17.78%	16.04%	11.15%
Total Risk-Based Capital Ratio	19.04%	17.30%	12.41%

American River Bankshares Capital Ratios:
Leverage Ratio	12.60%	12.45%	8.49%
Tier 1 Risk-Based Capital Ratio	18.95%	17.13%	11.06%
Total Risk-Based Capital Ratio	20.21%	18.39%	12.31%

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American River Bankshares
Condensed Consolidated Statement of Operations (Unaudited)
(Dollars in thousands, except share and per share data)

	Third	Third		For the Nine Months
	Quarter	Quarter	%	Ended September 30,		%
	2010	2009	Change	2010	2009	Change
Interest income	$6,344	$7,163	(11.43)%	$19,531	$22,235	(12.16)%
Interest expense	838	1,235	(32.15)%	2,671	3,950	(32.38)%
Net interest income	5,506	5,928	(7.12)%	16,860	18,285	(7.79)%
Provision for loan and lease loss	2,025	1,001	102.30%	5,677	6,030	(5.85)%
Total noninterest income	441	597	(26.13)%	1,362	1,756	(22.44)%
Total noninterest expense	3,972	4,268	(6.94)%	12,212	12,108	0.86%
(Loss) income before provision for income taxes	(50)	1,256	(103.98)%	333	1,903	(82.50)%
(Benefit from) provision for income taxes	(89)	429	(120.75)%	(66)	497	(113.28)%
Net income	$39	$827	104.72%	$399	$1,406	(71.62)%

Basic earnings per share	$0.00	$0.14	(100.00)%	$0.04	$0.24	(83.33)%
Diluted earnings per share	$0.00	$0.14	(100.00)%	$0.04	$0.24	(83.33)%
Averarge diluted shares outstanding	9,868,506	5,859,536		9,853,275	5,847,955

Net interest margin as a percentage of average earning assets	4.41%	4.91%		4.55%	4.96%

Operating Ratios:
Return on average assets	0.03%	0.59%		0.09%	0.33%
Return on average equity	0.17%	5.22%		0.60%	2.96%
Return on average tangible equity	0.21%	7.17%		0.74%	4.05%
Efficiency ratio (fully taxable equivalent)	65.19%	63.71%		65.44%	58.72%

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American River Bankshares
Condensed Consolidated Statement of Income (Unaudited)
Trailing Four Quarters

(Dollars in thousands, except share and per share data)

	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter
	2010	2010	2010	2009
Interest income	$6,344	$6,473	$6,714	$6,887
Interest expense	838	891	942	1,140
Net interest income	5,506	5,582	5,772	5,747
Provision for loan and lease loss	2,025	2,011	1,641	2,500
Total noninterest income	441	460	461	513
Total noninterest expense	3,972	4,055	4,185	3,703
(Loss) income before provision for income taxes	(50)	(24)	407	57
(Benefit from) provision for income taxes	(89)	(78)	101	(123)
Net income	$39	$54	$306	$180

Basic earnings per share	$0.00	$0.01	$0.03	$0.03
Diluted earnings per share	$0.00	$0.01	$0.03	$0.03

Net interest margin as a percentage of average earning assets	4.41%	4.52%	4.73%	4.74%

Averarge diluted shares outstanding	9,868,506	9,845,533	9,845,533	6,725,359
Shares outstanding-end of period	9,874,887	9,845,533	9,845,533	9,845,533

Operating Ratios (annualized):
Return on average assets	0.03%	0.04%	0.21%	0.12%
Return on average equity	0.17%	2.40%	1.41%	1.03%
Return on average tangible equity	0.21%	0.30%	1.74%	1.37%
Efficiency ratio (fully taxable equivalent)	65.19%	65.53%	65.56%	57.58%

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American River Bankshares
Analysis of Net Interest Margin on Earning Assets
(Taxable Equivalent Basis)

(Dollars in thousands, except share and per share data)

Three months ended September 30,	2010			2009
	Avg Balance	Interest	Avg Yield	Avg Balance	Interest	Avg Yield
ASSETS

Loans and leases	$356,340	$5,465	6.08%	$399,739	$6,302	6.25%
Taxable investment securities	127,788	722	2.24%	62,845	635	4.01%
Tax-exempt investment securities	15,640	209	5.30%	21,494	291	5.37%
Corporate stock	19	—	—	32	—	—
Federal funds sold	—	—	—	—	—	—
Interest-bearing deposits in banks	—	—	—	570	6,000	4.18%
Total earning assets	499,787	6,396	5.08%	484,680	7,234	5.92%
Cash & due from banks	48,021			41,026
Other assets	42,215			41,763
Allowance for loan & lease losses	(8,065)			(8,019)
	$581,958			$559,450

LIABILITIES & SHAREHOLDERS’ EQUITY
Interest checking and money market	$182,165	$330	0.72%	$164,654	$366	0.88%
Savings	42,146	55	0.52%	35,879	64	0.71%
Time deposits	118,292	333	1.12%	138,836	567	1.62%
Other borrowings	19,636	120	2.42%	35,543	238	2.66%
Total interest bearing liabilities	362,239	838	0.92%	374,912	1,235	1.31%
Noninterest bearing demand deposits	125,139			117,594
Other liabilities	4,591			4,125
Total liabilities	491,969			496,631
Shareholders’ equity	89,989			62,819
	$581,958			$559,450
Net interest income & margin		$5,558	4.41%		$5,999	4.91%

Nine months ended September 30,	2010			2009
	Avg Balance	Interest	Avg Yield	Avg Balance	Interest	Avg Yield
ASSETS
Loans and leases	$366,601	$16,883	6.16%	$409,425	$19,384	6.33%
Taxable investment securities	117,409	2,160	2.46%	63,679	2,046	4.30%
Tax-exempt investment securities	15,933	649	5.45%	24,468	981	5.36%
Corporate stock	23	—	—	29	6	27.66%
Federal funds sold	—	—	—	14	—	—
Interest-bearing deposits in banks	—	—	—	2,144	59	3.68%
Total earning assets	499,966	19,692	5.27%	499,759	22,476	6.01%
Cash & due from banks	48,271			33,611
Other assets	43,718			41,948
Allowance for loan & lease losses	(8,360)			(6,669)
	$583,595			$568,649

LIABILITIES & SHAREHOLDERS’ EQUITY
Interest checking and money market	$181,890	$1,023	0.75%	$156,950	$1,007	0.86%
Savings	40,350	170	0.56%	33,907	172	0.68%
Time deposits	123,720	1,084	1.17%	137,464	1,897	1.85%
Other borrowings	21,623	394	2.44%	55,646	874	2.10%
Total interest bearing liabilities	367,583	2,671	0.97%	383,967	3,950	1.38%
Noninterest bearing demand deposits	121,731			115,769
Other liabilities	5,280			5,338
Total liabilities	494,594			505,074
Shareholders’ equity	89,001			63,575
	$583,595			$568,649
Net interest income & margin		$17,021	4.55%		$18,526	4.96%

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